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                                                                    EXHIBIT 23.5

                      CONSENT OF M.H. MEYERSON & CO., INC.

    M.H. Meyerson & Co., Inc. hereby consents to the use of its name in the Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 and to the filing of its letter attached as Annex C to the Proxy Statement/Prospectus. In giving such consent, M.H. Meyerson & Co., Inc. does not admit that it falls within the category of persons whose consent is required under Section 7 to the Securities Act of 1933, as amended, and the Rules and Regulations issued thereunder.

                                          /s/ M.H. Meyerson & Co., Inc.

Date:  December 18, 1997